Exhibit 99.1

THE E.W. SCRIPPS COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 31, 2026, Scripps closed on the sale of its WRTV television station for cash consideration of $83 million.

The accompanying unaudited pro forma condensed consolidated balance sheet of Scripps is presented as if the sale had occurred as of December 31, 2025. The estimated gain on sale from the transaction is reflected in the unaudited pro forma condensed consolidated balance sheet within accumulated deficit.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2025 includes certain pro forma adjustments to illustrate the estimated effect of the sale, as if the transaction had occurred on January 1, 2025.

The unaudited pro forma condensed consolidated financial statements presented have been derived from Scripps’ historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results for Scripps, the pro forma condensed consolidated financial statements are included for informational purposes only and are intended to illustrate how the sale might have affected the historical consolidated financial statements had it been completed at an earlier time as indicated herein. In accordance with the as amended rules adopted by the U.S Securities and Exchange Commission (the “SEC”) on May 21, 2020, the sale constituted a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, and include adjustments to the extent that they are directly attributable to the sale.

These pro forma adjustments are based on currently available information, estimates and assumptions that Scripps believes are reasonable in order to reflect, on a pro forma basis, the impact of the sale on the company’s historical information, and are not necessarily indicative of Scripps’ future financial position and future results of operations and do not reflect all actions that may be taken by Scripps following the closing of the sale. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2025

(in thousands, except per share data)	Scripps Historical (1)	WRTV Historical (2)		Pro Forma Adjustments		Scripps Pro Forma
Assets:
Current assets:
Cash and cash equivalents	$27,923	$—		$81,340	(3)	$109,263
Accounts receivable, less allowances	569,307	—		—		569,307
Miscellaneous	47,255	—		—		47,255
Assets held for sale	102,933	(53,480)		—		49,453
Total current assets	747,418	(53,480)		81,340		775,278
Investments	14,369	—		—		14,369
Property and equipment	407,966	—		—		407,966
Operating lease right-of-use asset	95,975	—		—		95,975
Goodwill	1,918,334	—		—		1,918,334
Other intangible assets	1,517,776	—		—		1,517,776
Programming	280,359	—		—		280,359
Miscellaneous	26,431	—		—		26,431
Total Assets	$5,008,628	$(53,480)		$81,340		$5,036,488
Liabilities and Equity:
Current liabilities:
Accounts payable	$63,420	$—		$—		$63,420
Unearned revenue	22,166	—		—		22,166
Current portion of long-term debt	8,854	—		—		8,854
Accrued liabilities:
Employee compensation and benefits	55,657	—		—		55,657
Accrued taxes	34,576	—		19,031	(4)	53,607
Programming liability	141,914	—		—		141,914
Accrued interest	53,791	—		—		53,791
Miscellaneous	41,813	—		—		41,813
Other current liabilities	24,347	—		—		24,347
Liabilities held for sale	7,063	(348)		—		6,715
Total current liabilities	453,601	(348)		19,031		472,284
Long-term debt (less current portion)	2,585,534	—		—		2,585,534
Deferred income taxes	268,427	—		(11,810)	(4)	256,617
Operating lease liabilities	85,885	—		—		85,885
Other liabilities (less current portion)	369,089	—		—		369,089
Total Liabilities	3,762,536	(348)		7,221		3,769,409
Equity:
Preferred stock	—	—		—		—
Preferred stock - Series A	419,159	—		—		419,159
Common stock:
Class A	771	—		—		771
Voting	119	—		—		119
Total preferred and common stock	420,049	—		—		420,049
Additional paid-in capital	1,467,347	—		—		1,467,347
Accumulated deficit	(576,881)	(53,132)	(4)	74,119	(4)	(555,894)
Accumulated other comprehensive loss, net of income taxes	(64,423)	—		—		(64,423)
Total Equity	1,246,092	(53,132)		74,119		1,267,079
Total Liabilities and Equity	$5,008,628	$(53,480)		$81,340		$5,036,488

Notes to December 31, 2025 Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)Represents Scripps’ consolidated balance sheet as contained in the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.
(2)Adjustments represent the elimination of assets and liabilities attributed to the sale of the station.
(3)Adjustments reflect the estimated cash proceeds of $83 million from the sale, less estimated selling costs of $1.7 million attributed to the transaction.
(4)Adjustments reflect the estimated gain on disposal, which is calculated as the difference between estimated net cash proceeds from the sale (refer to (3) above) and the historical carrying value of the WRTV net assets sold as of December 31, 2025, net of $7.2 million of estimated income tax impacts. The actual gain on disposal, including income taxes due, will be based on the balance sheet information as of the closing date and may differ from the December 31, 2025 pro forma estimates.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2025

(in thousands, except per share data)	Scripps Historical (1)	WRTV Historical (2)	Pro Forma Adjustments (3)	Scripps Pro Forma

Operating Revenues:
Advertising	$1,354,369	$(12,835)	$—	$1,341,534
Distribution	758,679	(25,813)	—	732,866
Other	37,537	(389)	—	37,148
Total operating revenues	2,150,585	(39,037)	—	2,111,548
Operating Expenses:
Cost of revenues, excluding depreciation and amortization	1,274,517	(24,357)	—	1,250,160
Selling, general and administrative expenses, excluding depreciation and amortization	563,001	(3,763)	—	559,238
Restructuring costs	9,828	—	—	9,828
Depreciation	58,850	(1,327)	—	57,523
Amortization of intangible assets	91,982	(912)	—	91,070
Losses (gains), net on disposal of property and equipment	(31,587)	—	—	(31,587)
Total operating expenses	1,966,591	(30,359)	—	1,936,232
Operating income	183,994	(8,678)	—	175,316
Interest expense	(220,968)	—	—	(220,968)
Loss on extinguishment of debt	(12,998)	—	—	(12,998)
Other financing transaction costs	(44,537)	—	—	(44,537)
Defined benefit pension plan income (expense)	(1,284)	—	—	(1,284)
Miscellaneous, net	(23,709)	—	27,518	3,809
Income (loss) from operations before income taxes	(119,502)	(8,678)	27,518	(100,662)
Provision (benefit) for income taxes	(18,625)	(2,222)	7,045	(13,802)
Net income (loss)	(100,877)	(6,456)	20,473	(86,860)
Preferred stock dividends	(63,583)	—	—	(63,583)
Net income (loss) attributable to Scripps shareholders	$(164,460)	$(6,456)	$20,473	$(150,443)

Net income (loss) attributable to Scripps shareholders per share of common stock:
Basic	$(1.87)			$(1.71)
Diluted	$(1.87)			$(1.71)

Weighted average shares outstanding:
Basic	88,024			88,024
Diluted	88,024			88,024
Notes to Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2025

(1)Represents Scripps’ consolidated statement of operations as contained in the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.
(2)Adjustments represent the elimination of revenue, costs and expenses directly attributed to WRTV. Intercompany carriage fee revenue totaling $0.7 million was excluded from WRTV’s revenues. Adjustments also do not include certain general corporate overhead costs previously allocated to the station that will have a continuing impact on Scripps post-closing. The estimated income tax effects are calculated at the statutory rate for the period.
(3)Adjustments reflect the estimated gain on disposal, which is calculated as the difference between estimated net cash proceeds from the sale (refer to (3) in the notes to the pro forma balance sheet above) and the historical carrying value of the WRTV net assets sold as of the first day of the reporting period (January 1, 2025), net of $7.0 million of estimated income taxes attributed to the sale.